Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and between

LAREDO PETROLEUM, LLC

and

LAREDO PETROLEUM HOLDINGS, INC.

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of December 19, 2011 by and between Laredo Petroleum, LLC, a Delaware limited liability company (“Laredo LLC”) and Laredo Petroleum Holdings, Inc., a Delaware corporation (“Holdings” and, together with Laredo LLC, the “Constituent Entities”).

WHEREAS, the Board of Managers of Laredo LLC and the Board of Directors of Holdings deem it advisable and in the best interests of each of the Constituent Entities that Laredo LLC be merged with and into Holdings (hereinafter, in such capacity, sometimes referred to as the “Surviving Corporation”) as permitted by Section 264 of the Delaware General Corporation Law (the “DGCL”) and Section 18-209 of the Limited Liability Company Act of the State of Delaware (the “DLLCA”) pursuant to the terms hereinafter set forth;

WHEREAS, the Board of Managers of Laredo LLC intends that the transaction contemplated by this Agreement will constitute an “IPO Exchange,” as such term is defined in Section 7.7 (“Section 7.7”) of the Second Amended and Restated Limited Liability Company Agreement of Laredo LLC (the “LLC Agreement”); and

WHEREAS, the transactions described in this Agreement together with the initial public offering of Holdings are intended to be a transaction described in Section 351 of the Internal Revenue Code of 1985.

Now, therefore, the parties hereto have agreed as follows:

ARTICLE I
THE MERGER

Section 1.1            The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined herein), Laredo LLC shall be merged with and into Holdings (the “Merger”), and the separate existence of Laredo LLC shall cease.  The Surviving Corporation shall be Holdings.

Section 1.2            Filing.  At such time as mutually agreed upon by Laredo LLC and Holdings, such parties shall cause a properly executed certificate of merger conforming to the requirements of the DGCL and the DLLCA to be filed with the Secretary of State of the State of Delaware.  The Merger shall become effective at the time specified in the aforementioned certificate of merger or, if no such time is specified, upon such filing (the “Effective Time”).

Section 1.3            Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL (including without limitation Section 259 of the DGCL) and the DLLCA.

Section 1.4            Treatment of Capital Stock and Membership Interests.

(a)           Each share of common stock of Holdings, par value $0.01 per share (“Holdings Common Stock”), issued and outstanding immediately prior to the Effective Time shall upon the Effective Time be cancelled and retired and cease to exist, without the payment of any consideration therefor.

(b)           Each Series A-1 Preferred Unit of Laredo LLC (each, a “Series A-1 Preferred Unit”) outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any further action by the holder thereof cease to be outstanding and shall be converted into the number of shares of Holdings Common Stock to which the holder thereof is entitled pursuant to Section 7.7, as will be determined by the Pricing Committee of the Board of Directors of Holdings (the “Committee”) and set forth in a spreadsheet (the “Spreadsheet”) to be made available to any holder or former holder of Laredo LLC Units (defined below) upon request (the “Series A-1 Preferred Merger Consideration”), and each holder of a Series A-1 Preferred Unit shall at and after the Effective Time cease to have any rights with respect thereto, except the right to receive, upon surrender of such Series A-1 Preferred Unit, the Series A-1 Preferred Merger Consideration.

(c)           Each Series A-2 Preferred Unit of Laredo LLC (each, a “Series A-2 Preferred Unit”) outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any further action by the holder thereof cease to be outstanding and shall be converted into the number of shares of Holdings Common Stock to which the holder thereof is entitled pursuant to Section 7.7, as will be determined by the Committee and set forth in the Spreadsheet (the “Series A-2 Preferred Merger Consideration”), and each holder of a Series A-2 Preferred Unit shall at and after the Effective Time cease to have any rights with respect thereto, except the right to receive, upon surrender of such Series A-2 Preferred Unit, the Series A-2 Preferred Merger Consideration.

(d)           Each BOE Preferred Unit of Laredo LLC (each, a “BOE Preferred Unit”) outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any further action by the holder thereof cease to be outstanding and shall be converted into the number of shares of Holdings Common Stock to which the holder thereof is entitled pursuant to Section 7.7, as will be determined by the Committee and set forth in the Spreadsheet (the “BOE Preferred Merger Consideration”), and each holder of a BOE Preferred Unit shall at and after the Effective Time cease to have any rights with respect thereto, except the right to receive, upon surrender of such BOE Preferred Unit, the BOE Preferred Merger Consideration.

(e)           Each Series B Unit of Laredo LLC (each, a “Series B Unit”) outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any further action by the holder thereof cease to be outstanding and shall be converted into the number of shares of Holdings Common Stock to which the holder thereof is entitled pursuant to Section 7.7, as will be determined by the Committee and set forth in the Spreadsheet (the “Series B Merger Consideration”), and each holder of a Series B Unit shall at and after the Effective Time cease to have any rights with respect thereto, except the right to receive, upon surrender of such Series B Unit, the Series B Merger Consideration.

(f)            Each Series C Unit of Laredo LLC (each, a “Series C Unit”) outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any further action by the holder thereof be cancelled and retired and cease to be outstanding, without the payment of any consideration therefor, and each holder of a Series C Unit shall at and after the Effective Time cease to have any rights with respect thereto.

(g)           Each Series D Unit of Laredo LLC (each, a “Series D Unit”) outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any further action by the holder thereof cease to be outstanding and shall be converted into the number of shares of Holdings Common Stock to which the holder thereof is entitled pursuant to Section 7.7, as will be determined by the Committee and set forth in the Spreadsheet (the “Series D Merger Consideration”), and each holder of a Series D Unit shall at and after the Effective Time cease to have any rights with respect thereto, except the right to receive, upon surrender of such Series D Unit, the Series D Merger Consideration.

(h)           Each Series E Unit of Laredo LLC (each, a “Series E Unit”) outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any further action by the holder thereof be cancelled and retired and cease to be outstanding, without the payment of any consideration therefor, and each holder of a Series E Unit shall at and after the Effective Time cease to have any rights with respect thereto.

(i)            Each Series F Unit of Laredo LLC (each, a “Series F Unit”) outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any further action by the holder thereof cease to be outstanding and shall be converted into the number of shares of Holdings Common Stock to which the holder thereof is entitled pursuant to Section 7.7, as will be determined by the Committee and set forth in the Spreadsheet (the “Series F Merger Consideration”), and each holder of a Series F Unit shall at and after the Effective Time cease to have any rights with respect thereto, except the right to receive, upon surrender of such Series F Unit, the Series F Merger Consideration.

(j)            Each Series G Unit of Laredo LLC (each, a “Series G Unit”) outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any further action by the holder thereof cease to be outstanding and shall be converted into the number of shares of Holdings Common Stock to which the holder thereof is entitled pursuant to Section 7.7, as will be determined by the Committee and set forth in the Spreadsheet (the “Series G Merger Consideration”), and each holder of a Series G Unit shall at and after the Effective Time cease to have any rights with respect thereto, except the right to receive, upon surrender of such Series G Unit, the Series G Merger Consideration.

(k)           Each BOE Incentive Unit of Laredo LLC (each, a “BOE Incentive Unit” and, together with the Series A-1 Preferred Units, Series A-2 Preferred Units, BOE Preferred Units, Series B Units, Series C Units, Series D Units, Series E Units, Series F Units and Series G Units, the “Laredo LLC Units”) outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any further action by the holder thereof cease to be outstanding and shall be converted into the number of shares of Holdings Common Stock to which the holder thereof is entitled pursuant to Section 7.7, as will be determined by the Committee and set forth in the Spreadsheet (the “BOE Incentive Merger Consideration”), and each holder of a BOE Incentive Unit shall at and after the Effective Time cease to have any rights with respect thereto, except the right to receive, upon surrender of such BOE Incentive Unit, the BOE Incentive Merger Consideration.

(l)            All Laredo LLC Units which immediately prior to the Effective Time are beneficially owned by Laredo LLC or by any wholly owned subsidiaries of Laredo LLC shall at the Effective Time be cancelled and retired and cease to exist, without the payment of any consideration therefor or any conversion thereof into Holdings Common Stock.

(m)          Notwithstanding the foregoing, any shares of Holdings Common Stock to be issued in accordance with this Section with respect to Laredo LLC Units that immediately prior to the Effective Time constituted “Unvested Profits Units” (as defined in the LLC Agreement) shall remain subject to vesting in accordance with, and to the extent provided in, the applicable “Restricted Unit Agreement” (as defined in the LLC Agreement).

Section 1.5            Surrender; Fractional Shares.

(a)           Each holder of Laredo LLC Units immediately prior to the Effective Time that are being converted into Holdings Common Stock in accordance with Section 1.4 hereof may thereafter surrender such Laredo LLC Units, such surrender being evidenced by such holder’s execution and delivery of a Restricted Stock Agreement in the form attached hereto as Exhibit A and/or a Surrender and Acknowledgement Agreement in the form attached hereto as Exhibit B, as applicable, or other appropriate evidence of surrender, and shall be entitled, upon such surrender, to receive in exchange therefor the number of shares of Holdings Common Stock into which such Laredo LLC Units shall have been converted in accordance with Section 1.4 hereof.  Subject to the restrictions on disposition of Laredo LLC Units provided in the LLC Agreement, if any such share of Holdings Common Stock is to be issued in a name other than that in which the surrendered Laredo LLC Unit registered, it shall be a condition of such exchange that the person requesting such exchange shall have paid any transfer and other taxes required by reason of such issuance of shares of Holdings Common Stock in a name other than that of the registered holder of the Laredo LLC Unit surrendered, or shall have established to the satisfaction of Holdings that such tax has been paid or is not applicable.  As of the Effective Time, the transfer books of Laredo LLC shall be deemed closed, and no transfer of Laredo LLC Units shall thereafter be made or consummated.  If, after the Effective Time, a Laredo LLC Unit is presented to Holdings for any reason, it shall be cancelled and exchanged as provided in Section 1.4.

(b)           Notwithstanding the foregoing, no fractional shares of Holdings Common Stock shall be issued as a result of the Merger.  Instead of any fractional share of Holdings Common Stock which would otherwise be issuable as a result of the Merger, after aggregating all fractional interests into whole shares of Holdings Common Stock to which each holder of Laredo LLC Units is otherwise entitled, Holdings shall pay a cash adjustment in respect of such fractional interest in a per share amount equal to $17.00; which payment shall constitute a sale of such fractional interests to Holdings pursuant to Section 7.7(c)  of the LLC Agreement.

Section 1.6            Certificate of Incorporation of the Surviving Corporation.  The certificate of incorporation of Holdings in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with its terms and applicable law.

Section 1.7            Bylaws of the Surviving Corporation.  The bylaws of Holdings in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with their terms and applicable law.

Section 1.8            Directors and Officers of the Surviving Corporation.  At the Effective Time, the directors of Holdings, as in office immediately before the Effective Time, shall be the directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.  At the Effective Time, the officers of Holdings, as in office immediately before the Effective Time, shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1            Representations and Warranties of Holdings.  Holdings hereby warrants and represents that (a) it is a corporation duly organized, validly existing and in good standing under Delaware law; (b) it has all requisite power and authority to enter into this Agreement; (c) this Agreement has been duly executed and delivered by Holdings and constitutes the valid and binding obligation of Holdings enforceable against it in accordance with the terms of this Agreement; and (d) the authorized capital stock of Holdings consists of 450,000,000 shares of Holdings Common Stock, of which 1,000 shares are issued and outstanding as of the date of this Agreement, all of which are held of record by Laredo LLC.

Section 2.2            Representations and Warranties of Laredo LLC.  Laredo LLC hereby warrants and represents that: (a) it is a limited liability company duly organized under the DLLCA and is validly existing and in good standing under the laws of the State of Delaware; (b) it has all requisite power and authority to enter into this Agreement; and (c) this Agreement has been duly executed and delivered by Laredo LLC and constitutes the valid and binding obligation of Laredo LLC enforceable against it in accordance with the terms of this Agreement.

ARTICLE III
CONDITIONS

The obligations of each of the Constituent Entities to consummate the Merger are subject to the satisfaction or waiver of the following conditions as of the Effective Time:

(a)           no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

(b)           all actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Merger shall have been obtained;

(c)           this Agreement shall have been adopted by (i) any required vote of holders of Laredo LLC Units and (ii) the affirmative vote of the sole stockholder of Holdings (collectively, the “Required Equityholder Approval”);

(d)           each current employee of Laredo LLC or its subsidiaries that is a party to one or more Restricted Unit Agreements shall have executed and delivered a Restricted Stock Agreement in the form attached hereto as Exhibit A (including the delivery of an executed spousal consent on the signature page thereto, if applicable); and

(e)           each current manager, officer or employee of Laredo LLC or its subsidiaries that owns Series A-1 Preferred Units, Series A-2 Preferred Units or BOE Preferred Units shall have executed and delivered a Surrender and Acknowledgment Agreement in the form attached hereto as Exhibit B (including the delivery of an executed spousal consent on the signature page thereto, if applicable).

ARTICLE IV
TERMINATION

This Agreement may be terminated, and the Merger may be abandoned, by mutual consent of the Board of Directors of Holdings and the Board of Managers of Laredo LLC at any time prior to the Effective Time.

ARTICLE V
MISCELLANEOUS

Section 5.1            Amendments to this Agreement.  This Agreement may be amended at any time prior to the Effective Time by the parties hereto, whether before or after adoption of this Agreement by the Required Equityholder Approval; provided, however, that after any such Required Equityholder Approval, no amendment shall be made to this Agreement that by law requires further approval or authorization by the holders of Laredo LLC Units or the sole stockholder of Holdings without such further approval or authorization.

Section 5.2            Governing Law.  To the fullest extent permitted by law, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

Section 5.3            Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be executed by facsimile transmission or by portable document format (“pdf”), and signatures transmitted by facsimile or pdf shall be deemed to be original signatures for all purposes.  This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

Section 5.4            No Third Party Rights.  Nothing in this Agreement, express or implied, is intended to confer or shall confer upon any person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 5.5            Further Assurances.  The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

Section 5.6            Severability.  If any provision of this Agreement is held to be unenforceable, illegal or invalid such holding shall not invalidate the remaining provisions thereof, and the Agreement shall remain enforceable to the fullest extent permitted by law.  The invalidity, illegality or unenforceability of any provision of the Agreement in any one jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 5.7            Headings.  The section headings herein are for convenience only and are not intended to be part of or to affect the meaning or interpretation of the Agreement.

[Signature page follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

LAREDO PETROLEUM, LLC

By:	/s/ Randy A. Foutch
Randy A. Foutch
Chairman and Chief Executive Officer

LAREDO PETROLEUM HOLDINGS, INC.

By:	/s/ Randy A. Foutch
Randy A. Foutch
Chairman and Chief Executive Officer

[Signature Page to Merger Agreement]